Exhibit 8.1

Significant Subsidiaries and VIE of the Registrant

Name	Percentage	Place of Incorporation
Subsidiaries
Jin Yi Tong Limited	100%	British Virgin Islands
Jin Huang Cheng Limited	100%	British Virgin Islands
Jin Rong Tong Limited	100%	British Virgin Islands
Jin Tai Yuan Limited	100%	British Virgin Islands
Jin Xin Tong Limited	100%	British Virgin Islands
Jin Yi Rong Limited	100%	Hong Kong
Ping An OneConnect Bank (Hong Kong) Limited	100%	Hong Kong
OneConnect Financial Technology (Hong Kong) Co., Limited	100%	Hong Kong
Jin Cheng Long Limited	100%	Hong Kong
View Foundation International Limited	100%	Hong Kong
PingAn OneConnect Credit Reference Services Agency (HK) Limited	100%	Hong Kong
OneConnect Financial Technology (Singapore) Co., Pte. Ltd.	100%	Singapore
PT OneConnect Financial Technology Indonesia	100%	Indonesia
OneConnect Smart Technology Philippines, Inc.	99.99%	Philippines
OneConnect Smart Technology (Malaysia) Sdn. Bhd.	100%	Malaysia
Oneconnect Smart Technology (Me) Limited	100%	Abu Dhabi
OneConnect Technology Services Co. Ltd. (Shenzhen)	100%	People’s Republic of China
Beijing BER Technology Development Co., Ltd.	100%	People’s Republic of China
Shenzhen BER Internet Information Service Co., Ltd.	100%	People’s Republic of China
Beijing Vantage Point Technology Co., Ltd.	51.7%	People’s Republic of China
Nanjing Vantage Point Software Technology Co., Ltd.	51.7%	People’s Republic of China
Shenzhen OneConnect Information Technology Service Co., Ltd.	51%	People’s Republic of China
Zhang Tong Shun (Guangzhou) Technology Co., Ltd.	100%	People’s Republic of China
VIE and its Subsidiaries
OneConnect Smart Technology Co. Ltd. (Shenzhen)		People’s Republic of China
Beijing OneConnect Digital Finance Technology Co. Ltd.		People’s Republic of China
Beijing Fuguan International Consultant Co. Ltd.		People’s Republic of China
Beijing Jinyongtai Insurance Broker Co. Ltd.		People’s Republic of China
Beijing Mei An Insurance – Sales Agent Co. Ltd.		People’s Republic of China
Shenzhen Xinxuan Internet Technology Co., Ltd.		People’s Republic of China
Shenzhen OneConnect Chuang Pei Technology Co., Ltd.		People’s Republic of China
Shenzhen Kechuang Insurance Assessment Co., Ltd.		People’s Republic of China
Shanghai OneConnect Financial Technology Co. Ltd.		People’s Republic of China
Shanghai Finance Shield Information Technology Co., Ltd		People’s Republic of China
Zhuhai Yirongtong Asset Management Co., Ltd.		People’s Republic of China
Shenzhen Digital Certificate Authority Center Co., Ltd.		People’s Republic of China
Ping An OneConnect Cloud Technology (Shenzhen) Co., Ltd.		People’s Republic of China